GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                          Milwaukee, Wisconsin  53202
                    Phone (414) 273-3500; Fax (414) 273-5198


                               December 27, 1999


Strong Equity Funds, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin  53051

     Re:     Strong Internet Fund
          Strong Technology 100 Fund
          Strong Technology Index Plus Fund

Gentlemen:

     We have acted as your counsel in connection with the preparation of a Registration Statement on Form N-1A (Registration Nos. 33-70764; 811-8100) (the "Registration Statement") relating to the sale by you of an indefinite number of shares (the "Shares") of common stock, $.00001 par value of the Strong Internet Fund, the Strong Technology 100 Fund and the Strong Technology Index Plus Fund (the "Funds"), each a series of Strong Equity Funds, Inc. (the "Company"), in the manner set forth in the Registration Statement (and the Prospectus of the Funds included therein).

     We have examined: (a) the Registration Statement (and the Prospectus of the Funds included therein), (b) the Company's Articles of Incorporation and By-Laws, (c) certain resolutions of the Company's Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                              Very truly yours,

                              /s/ Godfrey & Kahn, S.C.

                              GODFREY & KAHN, S.C.


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